UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 3, 2008 (April 2, 2008)

PEOPLES COMMUNITY BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-29949	31-1686242
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6100 West Chester Road West Chester, Ohio	45069
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (513) 870-3530

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 3, 2008, Peoples Community Bancorp, Inc. (the “Company”), issued a press release announcing that the Company and the Company's wholly-owned banking subsidiary, Peoples Community Bank (the “Bank”), have each consented to a Cease and Desist Order (collectively, the "Orders") issued by the Office of Thrift Supervision (the "OTS"). The Orders became effective on April 2, 2008.

The Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Orders require the Company and the Bank to, among other things, file with the OTS within proscribed time periods updated business plans, which specifically incorporate the requirements set forth in the Orders and comments contained in the most recently completed examinations of the Company and the Bank. On a quarterly basis, the Bank and the Company will be required to compare the projected operating results from the business plans with the actual results. The results of this variance analysis are to be submitted to the OTS within the proscribed time periods. In addition, the Orders require that the Company and the Bank receive the permission of the OTS prior to (i) making or declaring any dividends or payments on their outstanding securities; (ii) adding or replacing a director or hiring a senior executive officer; and (iii) making any golden parachute payments to any institution-affiliated party. Pursuant to the Order issued to the Company, the Company must also receive the permission of the OTS prior to increasing its debt position and before any repurchase of its securities.

The Order issued to the Bank also requires the Bank to take or refrain from certain actions, including:

•

not making any new loans or issuing new lines of credit for the following purposes: (i) land acquisition or development; (ii) speculative residential construction; (iii) commercial and multi-family construction; (iv) acquisition or retention of commercial property; and (v) non-owner occupied one- to four- family residential property;

•

engaging an independent consultant to conduct a loan portfolio review for the purpose of determining asset quality and the appropriateness of the Bank’s asset classification process related to loan relationships that equal or exceed $4.0 million;

•	establishing a plan for reducing adversely classified assets;

•	reviewing and, where appropriate, adjusting the Bank’s allowance for loan and lease losses methodology;

•	limiting asset growth during each calendar quarter to an amount not to exceed net interest credited on deposit liabilities; and

•	establishing an Oversight Committee of the Bank’s board of directors comprised of independent outside directors.

The description of the Orders set forth in this Item 1.01 is qualified in its entirety by reference to the Orders, copies of which are attached as Exhibits 99.2 and 99.3 hereto and are incorporated by reference herein in their entirety.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
Exhibit 99.1	Press Release issued by the Company, dated April 3, 2008

Exhibit 99.2	OTS Order to Cease and Desist with the Company dated April 2, 2008

Exhibit 99.3	OTS Order to Cease and Desist with the Bank dated April 2, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES COMMUNITY BANCORP, INC.

Date: April 3, 2008

	By:	/s/ JERRY D. WILLIAMS
	Name:	Jerry D. Williams
	Title:	President and Chief Executive Officer